UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                       April 15, 2005

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota		55402-3232

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		612-758-5200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
Signature
Exhibit Index
Exhibit 10.01
Letter

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Item 1.01. Entry into a Material Definitive Agreement.

     On April 21, 2005, the Fair Isaac Corporation (the “Company”) announced the appointment of Michael H. Campbell to the newly created position of Vice President and Chief Operating Officer-Products. The offer letter setting forth Mr. Campbell’s compensatory arrangements is filed with this report as Exhibit 10.01. The material terms of Mr. Campbell’s compensatory arrangements are summarized in Item 5.02(c) below.

Item 5.02.	Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

     (c) Appointment of a Principal Officer.

     On April 21, 2005, the Company announced the appointment of Michael H. Campbell to the newly created position of Vice President and Chief Operating Officer-Products. In this capacity, Mr. Campbell is responsible for leading global product line profit and loss functions, including business plan execution, product management and product marketing for the Company’s diverse portfolio of analytic solutions and software. Prior to joining the Company, Mr. Campbell, age 43, held the position of Chief Executive Officer from 2003 to 2005 for TempoSoft, Inc., a software company. From 1999 to 2003, Mr. Campbell worked for SAP America, Inc. (“SAP”), a subsidiary of SAP AG, a German software company. During his employment with SAP, Mr. Campbell held several positions, including Senior Vice President, Solutions and Marketing Organization, Senior Vice President, Solutions Management Organization, and Senior Vice President, Professional Services Organization.

     In connection with hiring Mr. Campbell as an at-will employee and appointing him as Chief Operating Officer-Products, the Company will provide Mr. Campbell with an annual base salary compensation of $375,000. He will also be eligible to participate in the Company’s Management Incentive Plan, as described in the Company’s most recent proxy statement, with an annual payout opportunity ranging from zero to 100% of his annual base salary. Mr. Campbell is guaranteed a minimum award payment of $50,000 under the Management Incentive Plan for the April through September 2005 semi-annual cycle; provided that Mr. Campbell is actively employed on the date of payment and judged to be performing at an “achieving expectations” level. Mr. Campbell is also eligible to become a party to a Management Agreement with the Company, as described in the Company’s most recent proxy statement, and will receive reimbursement for certain relocation expenses. He is also eligible to participate in the Company’s comprehensive employee benefit programs. Contingent upon the approval of the Compensation Committee of the Board of Directors of the Company, Mr. Campbell will be issued a non-qualified stock option to purchase 200,000 shares of Company common stock assigned an exercise price equal to the closing market value of the Company’s common stock on the effective date of the Committee’s approval. The option will become exercisable in four equal annual installments beginning on the first anniversary of the grant date.

Mr. Campbell has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit	Description
10.01	Letter providing terms of offer of employment by the Company to Michael H. Campbell dated April 15, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By /s/ Charles M. Osborne
Charles M. Osborne
Vice President and Chief Financial Officer

Date: April 21, 2005

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.01	Letter providing terms of offer of employment by the Company to Michael H. Campbell dated April 15, 2005.	Filed Electronically

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